Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Curtiss-Wright Corporation (the "Company") on Form 10-Q for the period ended September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Lynn M. Bamford, as Chair and Chief Executive Officer of the Company, and Gary A. Ogilby, as Interim Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. section 1350, that to the best of their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lynn M. Bamford

Lynn M. Bamford
Chair and Chief Executive Officer
November 5, 2026

/s/ Gary A. Ogilby

Gary A. Ogilby
Senior Vice President, Interim Chief Financial Officer, and Corporate Controller
November 5, 2026